EXECUTION VERSION
Exhibit 4.1

REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

Agreement for the Supply of Equipment

PIN pad Terminals
1

EXECUTION VERSION

Content
2

EXECUTION VERSION

AGREEMENT FOR THE SUPPLY OF EQUIPMENT
PAX BR COMÉRCIO DE EQUIPAMENTOS DE INFORMÁTICA LTDA., a company with headquarters at Rua Manaus, n.° 30, Jardim dos Ipês, City of Cotia, São Paulo State, CEP: 06.716 -140, enrolled on the Corporate Taxpayer’s National Register at the Ministry of Finance (CNPJ/MF) under no. 11.603.135/0001 -68 and State Enrolment: 298.105.155.116, hereby represented by its managing partner Sr. GILBERTO RODRIGUES DE NOVAES FILHO, Brazilian, married, businessman, enrolled on the Individual Taxpayer’s Register at the Ministry of Finance (CPF/MF) under no. 083.829.188 -08 and bearer of identity card no. 19.499.620 -7, resident and domiciled at Alameda dos Jacarandás, no. 60, Transurb neighbourhood, Municipality of Itapevi, São Paulo State, CEP: 06670-300, hereinafter referred to simply as “PAX”;
CIS ELETRÔNICA INDÚSTRIA E COMÉRCIO LTDA., a company with headquarters at Rua Rishin Matsuda, 585, Vila Santa Catarina, City and State of São Paulo, CEP: 04.371 -000, enrolled on the CNPJ/MF under no. 49.922.131/0001 -15 and State Enrolment: 111.265.711.117, hereby represented by its partner Sr. YASUO ISUYAMA, Japonese, married, industrialist, enrolled on the CPF/MF under no. 244.424.458 -34 and bearer of foreigner’s identity card no. W 057.622 -F SPMAF/SR/SP, resident and domiciled at Rua Manduri, 525, Jardim Paulistano nieghbourhood, City of São Paulo, São Paulo State, CEP: 01457-020, hereinafter referred to simply as “CIS”, with CIS and PAX being formal SCP (Special Partnership) partnerships in the operations of manufacture, import and marketing of POS/PIN Pad equipment; and
NET+PHONE TELECOMUNICAÇÕES LTDA., a company with headquarters at Av. Brigadeiro Faria Lima, 1.384, 7° andar, parte A, Jardim Paulistano, CEP: 01.451 -001, in the City of São Paulo, São Paulo State, enrolled on the CNPJ/MF under no. 06.066.832/0001 -97, hereby represented in the form of its in force Articles of Incorporation, hereinafter referred to simply as “CLIENT”,
PAX, CIS and CLIENT are hereinafter referred to separately as “Party” and together as “Parties”;
WHEREAS:
I.    PAX and CIS have a recognized reputation in the sale of equipment related to solutions for all types of financial and non-financial transactions carried out with or without credit cards,
II.    PAX, in partnership with CIS, manufactures the hardware called POS and PINpad, which is installed at points of sale and has the operational purposes of acquisition and of data processing; and
III.    the CLIENT wishes to acquire the abovementioned equipment manufactured by CIS, fully adapted and in accordance with their needs; and
IV.    PAX will be fully responsible, both for its obligations and responsibilities, and for those of CIS.
The Parties agree to enter into this Agreement for the Supply of Equipment (the “AGREEMENT”), pursuant to the following clauses and conditions:
CLAUSE 1 – Definitions
1.1.    The uppercase terms described below will have the following meanings, in which they may be used in the singular or plural, in accordance with the reference:
a)“PINpad” or “EQUIPMENT” means the device that enables the capture of transactions at the point of sale, which are detailed by models represented by extension to their nomenclature, including, but not limited to, PINpad D200, PINpad D200 BT, PINpad D200 BT + WiFi, PINpad D200 BT + GPRS, PINpad D210 GPRS, PINpad D210 WiFi, and PINpad D180 BT.
b)“HOST”: means the CLIENT’s central acquisition and data processing server.
c)“AGREEMENT”: means this document and its annex(es), which, duly initialed by the Parties, form an integral part of this Instrument.

3

EXECUTION VERSION

d)“MAINTENANCE” or “LABORATORY SERVICE” mean the services supplied by PAX to the CLIENT, as defined in Annex 1 of this AGREEMENT.
e)“PRICE”: means the amount charged by PAX for the POS and/or PINpad equipment sold, specified in the Annex of this Agreement.
f)“APPLICATION” means the software developed and certified by the CLIENT responsible for the functioning of the POS and/or PINpad equipment in accordance with the CLIENT’s need.
CLAUSE 2 – Purpose
2.1    The purpose of this AGREEMENT is the supply of EQUIPMENT, by PAX to the CLIENT, in the quantities requested and within the agreed deadlines. The EQUIPMENT will be supplied in packages customized by PAX for the CLIENT, the delivery of which will take place at an address to be informed by the CLIENT on each order made, according to the model set out in Annex II, which, duly signed by the Parties, will become an integral part of this AGREEMENT.
2.1.1    PAX is not responsible for the APPLICATION to be used by the CLIENT.
2.1.2    The CLIENT hereby represents that, after a thorough examination of the purposes and operation of the EQUIPMENT, it is aware of the fact that it fully meets its needs.
2.1.3    PAX represents that the operations generated through this AGREEMENT comprise its business purpose and that it has knowledge and experience in the execution thereof, as well as all the necessary registrations and licenses for its compliance, there being no restriction or impediment in respect thereof.
2.2    The supply of the EQUIPMENT that is the subject matter of this AGREEMENT is not exclusive, and the CLIENT may acquire similar equipment from third parties.
CLAUSE 3 – PAX’s Obligations
3.1    PAX’s obligations, in addition to what is included in this AGREEMENT, are:
3.1.1    PAX is responsible for the delivery of the EQUIPMENT, in the quantity and in customized packaging requested by the CLIENT, as well as in the place indicated by the CLIENT. Packaging, as well as any marketing material, including, but not limited to, manuals and brochures, must be approved in advance by the CLIENT.
3.1.2    PAX undertakes to supply the consequent warranty for the EQUIPMENT as stipulated in this AGREEMENT and its Annex I, totally excluding problems caused provenly and exclusively through misuse.
3.1.3    PAX undertakes to repair equipment with a manufacturer’s defect in a term of up to five (5) business days, as described in Annex I.
3.1.4    PAX undertakes to cause its possible Subcontractors to comply with all the commitments necessary to maintain the terms and conditions of this AGREEMENT. In no case will the CLIENT have to directly remunerate, in any form, PAX’s Subcontractors.
3.1.5    In the event of problems occurring, the CLIENT shall issue a formal complaint to the PAX commercial area, via e-mail or fax, and PAX, together with the CLIENT, undertake to resolve the problem as soon as possible.
3.1.6    PAX will organize the initial technical training for the CLIENT’s professionals to install and use the acquired Equipment.
3.1.7    PAX is responsible for all tax, administrative, social security and civil obligations arising from this AGREEMENT, maintaining the relevant supporting documentation at the disposal of the CLIENT.

4

EXECUTION VERSION

3.1.8    PAX is fully responsible for any and all proven damages or losses that it might come to cause the CLIENT or third parties as a result of the performance of this AGREEMENT.
3.1.9    PAX undertakes to request the exclusion of the CLIENT from any lawsuit in which it is involved, through a fact or an act of PAX’s responsibility, as a result of this AGREEMENT, assuming, therefore, the role of defendant therein.
3.1.10    PAX will reimburse the CLIENT for any and all amounts it is required to pay due to an unappealable decision, whether administrative or judicial, handed down by virtue of a fact or an act of PAX’s responsibility, within a maximum term of five (5) days counting from delivery of proof of payment of these expenses.
3.1.11    PAX undertakes not to permit children under the age of eighteen (18) years to work at night, in dangerous or unhealthy activities, nor to allow any work for children under the age of 16 (sixteen) years, except as an apprentice from 14 (fourteen) years of age, as established in Article 7, item XXXIII of the Federal Constitution.
3.1.12    PAX represents that it does not use discrimination practices that are negative and restricting of access to, or maintenance of, employment relationships, such as, but not limited to, sex, origin, race, color, physical condition, religion, marital status, age, family situation or pregnancy.
3.1.13    PAX undertakes to protect and preserve the environment, as well as to prevent and eradicate practices harmful to the environment, performing its services in compliance with the legislation in force with regard to the National Policy on the Environment and Environmental Crimes, as well as the legal, regulatory and administrative acts related to the environmental and related areas, issued by the Federal, State and Municipal spheres.
3.1.14    PAX shall inform the CLIENT of any queries, omissions or contradictions that may be identified for the execution of the purpose of the AGREEMENT.
3.1.15    PAX may not use the CLIENT’s name, trademark, logotype or brand logo in advertising material of any kind, except with the written authorization of the CLIENT.
CLAUSE 4—Certifications
4.1    PAX warrants that its EQUIPMENT has all certifications required for contact and contactless cards, including those listed below:
•EMV;
•PCI;
•ABECS;
•ANATEL;
•PAYPASS;
•PAYWAVE;
•VISA READY.
4.1.1    PAX will maintain at the disposal of the CLIENT the supporting documentation for the above certifications, undertaking, in a term of 5 (five) days counting from the date of request, to deliver a copy of these to the CLIENT.

5

EXECUTION VERSION

4.2    Any hardware adaptations may be subject to additional or extra charges to be collected by PAX, depending on the complexity of such adaptations, to be defined in common agreement by the Parties.
CLAUSE 5—Maintenance
5.1    PAX will perform maintenance on the EQUIPMENT acquired by the CLIENT, including those still in a warranty period, as well as on the others, including for proven misuse. The MAINTENANCE will be performed only after the approval of the CLIENT, in accordance with Annex I.
5.2    PAX undertakes to redo, without any additional cost to the CLIENT, the Services that are executed that present failures, defects, errors and/or irregularities, through fault or malice of PAX.
5.3    PAX undertakes to provide the necessary clarification to the CLIENT, as well as information concerning the nature and progress of the Services performed.
5.4    For the preformance of the MAINTENANCE Services, the CLIENT shall observe the following conditions:
5.4.1    Supply all necessary data for the perfect execution of the MAINTENANCE Services;
5.4.2    Deliver the Equipment and Peripherals, for repairs, directly to the PAX laboratory in the State of São Paulo, and remove them immediately after the completion of the LABORATORY SERVICES by PAX;
5.4.3    Transportation and insurance expenses between PAX’s headquarters and the laboratory will be the responsibility of the CLIENT.
5.5    If the Equipment or Peripheral cannot be repaired, PAX undertakes to notify the CLIENT, as well as to return the Equipment in up to 5 (five) business days.
CLAUSE 6—The CLIENT’s Obligations
6.1    The CLIENT’s Obligations, in addition to what is included in this AGREEMENT, are:
6.1.1    To enable the technical training of its professionals before installing the Equipment supplied by PAX. In addition, it shall update its procedures manual, whenever possible, to include the new procedures in accordance with the new Equipment.
6.1.1.1    The transportation and insurance expenses between PAX and the CLIENT shall be the CLIENT’s responsibility.
6.1.2    The performance of Tests, pilots and approval of the Equipment.
6.1.3    To be responsible for any possible and proven direct damages that it might come to cause PAX as a result of the execution of this AGREEMENT.
6.1.4    To request the exclusion of PAX from any lawsuit in which it is involved, through a fact or an act of the CLIENT’s sole responsibility, as a result of this AGREEMENT, assuming, therefore, the role of defendant therein.
6.1.5    To reimburse PAX for any and all amounts it is required to pay due to an unappealable decision, whether administrative or judicial, handed down by virtue of a fact or an act of the CLIENT’s responsibility, within a maximum term of forty (40) days counting from delivery of proof of payment of these expenses
6.1.6    Not to permit children under the age of eighteen (18) years to work at night, in dangerous or unhealthy activities, nor to allow any work for children under the age of 16 (sixteen) years, except as an apprentice from 14 (fourteen) years of age, as established in Article 7, item XXXIII of the Federal Constitution.

6

EXECUTION VERSION

6.1.7    Not to use discrimination practices that are negative and restricting of access to, or maintenance of, employment relationships, such as, but not limited to, sex, origin, race, color, physical condition, religion, marital status, age, family situation or pregnancy.
6.1.8    To undertake to protect and preserve the environment, as well as to prevent and eradicate practices harmful to the environment, performing its services in compliance with the legislation in force with regard to the National Policy on the Environment and Environmental Crimes, as well as the legal, regulatory and administrative acts related to the environmental and related areas, issued by the Federal, State and Municipal spheres.
CLAUSE 7—Warranty of Equipment
7.1    PAX will grant a warranty of [*****] on defects in the manufacture of the EQUIPMENT, excluding defects that are identified and proven as resulting from exclusive misuse. The [*****] warranty dealt with in this Clause relates only to the EQUIPMENT, excluding the Power source and the Battery, if the EQUIPMENT makes use of any of these. More information in Annex I.
CLAUSE 8 – Confidentiality
8.1    Both Parties agree to treat (and take steps to ensure that their employees treat) the information contained in this AGREEMENT and its respective Annex(es) as confidential, pursuant to the requirements and conditions set forth below.
8.2    Each Party agrees to maintain all information disclosed by the other Party under this AGREEMENT secret, except in cases where the confidential information:
a)has been known to the public;
b)has been legally known to the other Party prior to the disclosing Party’s communication to the recipient;
c)has been known to the public, without breach by the receiving Party, following dissemination by the disclosing Party;
d)has been otherwise known to the recipient prior to the communication by the disclosing Party, provided that such knowledge complies with the applied legal dictates, without any type of infringement; or
e)has been received by the recipient without any obligation of confidentiality from a source (other than the disclosing Party) having legal rights to such information; or
f)has been requested by a court order.
8.3    The obligations of each Party under this Clause 8 will survive the termination of this AGREEMENT for a period of up to twenty-four (24) months.
8.4    Immediately after the formal termination of the activities set forth in this instrument, the receiving Party shall return to the disclosing Party all confidential information transmitted by it, or certify the total destruction thereof, within a maximum term of 48 (forty-eight) hours upon express request by the Disclosing Party.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

7

EXECUTION VERSION

CLAUSE 9 – License, Trademarks and Intellectual Property Rights
9.1    Each Party is the sole owner of its names, initials, logo, colors, charts, and other distinguishing signs and of those that could be created within the scope of this AGREEMENT, unless specific provisions are agreed upon.
9.2    Each Party undertakes to respect the rights of the other Party with respect to the elements mentioned above and is prohibited from causing analogies in public places for any reason and by any means.
CLAUSE 10 – Conditions of Prices and Payment
10.1    The unit PRICE of the EQUIPMENT suppled by PAX will be included in specific proposals, linked to the requests made by the CLIENT.
10.1.1    PAX undertakes to supply the EQUIPMENT to the CLIENT always at a price [*****].
10.2    The PRICE of the orders made will be paid by the CLIENT within [*****], by means of an Invoice/Bill, on which the CLIENT’s information contained in the preamble to this AGREEMENT shall be observed.
10.2.1    If the CLIENT receives the Invoice/Bill after receipt of the EQUIPMENT, the term for payment mentioned above will be [*****].
10.2.2    In the event of advance of amounts, the Parties hereby stipulate that it may not exceed [*****] of the total amount of the respective order made by the CLIENT, which will be paid within the term stipulated in subclause 10.2 above, [*****] Failure to deliver the EQUIPMENT, or in the event of cancellation of the order, the advance amount shall be fully refunded by PAX to the CLIENT, within a maximum term of [*****].
10.3    If the amounts due to PAX are not paid by the CLIENT on the due date agreed in this Clause, the CLIENT will be subject to the following penalties:
a)arrears interest of [*****] on the original debit amount, calculated [*****] until the actual settlement of the debt;
b)a fine of [*****] on the original debit amount of the overdue lot; and
c)updating of the amounts overdue by the IGP-DI/FGV or, in the absence thereof, by another index that might come to replace it, until the actual date of settlement of the debt.
10.4    Any PRICES negotiated in USD (US$) will be converted to BRL (R$), on the billing date or other agreed date between the Parties, subject, for this purpose, to the PTAX exchange rate calculated and made available by the Central Bank of Brazil.
10.5    Each Party shall bear the payment of the respective taxes, pursuant to the legislation in force.
10.6    The CLIENT may deduct, from the amount of the Invoices/Bills, the fines and any compensation arising from this AGREEMENT and/or its Annexes, including for any material lost or damaged through PAX’s responsibility.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

8

EXECUTION VERSION

CLAUSE 11—Term of Validity and Termination
11.1    This AGREEMENT will be in force for a period of 12 (twelve) Months, counting from April 1, 2014, with automatic renewals for equal and successive periods, unless expressly communicated to the contrary, pursuant to the clause below.
11.2    Any Party may, at any time, request the termination of this AGREEMENT, upon prior written notice, at least thirty (30) days in advance counting from the date of receipt of said notice.
11.3    This AGREEMENT may be terminated for a reason and immediately by any of the Parties, upon prior written communication and without adversely affecting possible redress for losses and damages, in the following cases:
a)breach of any provision of this AGREEMENT, provided that it is not remedied within 5 (five) days counting from the date of receipt of notificiation to do so;
b)negligence, misfeasance or recklessness in the organization, administration and / or execution of the AGREEMENT, by PAX or CIS;
c)Interruption of activities by PAX or CIS for more than 5 (five) consecutive days, without justification accepted by the CLIENT;
d)for reasons of a technical and/or financial nature, act of God or force majeure that prevent the continuity of services;
e)total liquidation, bankruptcy, whether requested or decreed, a request or granting of an application for judicial recovery of any of the Parties;
f)a change in the share control or the purpose or structure of the company PAX or CIS, which interferes or might come to interfere, whether directly or indirectly, in the correct fulfillment of this AGREEMENT and its Annexes.
CLAUSE 12—Contractual Breach
12.1    If the nonperforming Party fails to remedy the irregularity within the term set forth in item “a’ of subclause 11.3 above, the Parties hereby agree that the nonperforming Party will incur a fine equal to the total value of the respective request to which such default is linked, without prejudice to the CLIENT claiming the calculation of losses and damages and other reimbursements that it deems due.
12.1.1    In the specific case of non-delivery of the EQUIPMENT within the agreed term, subject to the notification term mentioned in item “a” of subclause 11.3 above, PAX will be compelled to pay a non-compensatory fine of 1% (one percent) of the total of the undelivered lot, calculated for the total number of days late, limited to 10% (ten percent), or the conversion of the amount of this fine into new EQUIPMENT, a decision that is to be taken by the CLIENT and without prejudice to the CLIENT claiming the calculation of losses and damages and other reimbursements that it deems due.
12.2    The CLIENT, without prejudice to the option of terminating this AGREEMENT, may apply on PAX compensatory and moratorium fines described in this AGREEMENT and/or its Annexes, and PAX will further be held liable for any additional compensation in the amount equivalent to the excess loss it causes, in accordance with the Sole Paragraph, of Article 416 of the Civil Code.

9

EXECUTION VERSION

CLAUSE 13—Notifications
13.1    Any notifications or other communications required or permitted under this AGREEMENT will be in writing and will be deemed to be valid:
a)in the act, through personal delivery;
b)upon receipt by the recipient, if sent by fac-símile transmission and/or e-mail; or
c)upon receipt by the recipient, if sent by registered mail.
13.2    The Parties hereby report their respective addresses and numbers to be observed to comply with that provided in this Clause, without prejudice to any other address or numbers that may be established by any of the Parties upon notification:
If to PAX:
Avenida João Paulo I, 1776, Bloco C, sala 09, Jardim Santa Bárbara,
Embu das Artes/SP – CEP: 06816-000
For the attention of: Sr. Gilberto Novaes
Telephone: (11) 4148 5878
E- Mail : gilberto@paxbr.com.br
If to the CLIENT:
Av. Brigadeiro Faria Lima, 1.384, 7° andar, parte A, Jardim Paulistano,
São Paulo/SP – CEP: 0451-001
For the attention of: Sr. Davi Holanda
Telephone: (11) 3914-9573
E-mail. dholanda@uolinc.com
CLAUSE 14—General Provisions
14.1    Representations: Each Party represents that it has the power and authority to sign, deliver and comply with this AGREEMENT and that said signature, delivery and compliance will not violate, conflict with or result in violation or termination of any provisions or constitute negligence of any Articles of Incorporation/By-laws, lease, Contract or other agreement or instrument in which it might be a party or by which itmight be bound. No agent, employee or representative of each Party has any authority to bind the other Party in any communication, representation, understanding, agreement or warranty unless specifically included in this AGREEMENT.
14.2    Absence of Tacit Waiver: No waiver regarding any breach or nonperformance of this AGREEMENT will be deemed valid, except if made in writing. Failure by any Party to require compliance with and fulfilment of any provisions of this AGREEMENT will not in the future be deemed to be a waiver or novation of the rights arising out of such provisions, which may be required at any time.
14.3    Independence of Contractual Provisions: If any provision of this AGREEMENT is deemed to be null, unenforceable, invalid or void, no other provision will be affected consequently. Likewise, all other provisions of this AGREEMENT shall remain valid and enforceable as if such null, unenforceable, invalid or void provision were not a part of this AGREEMENT; in which case, the Parties shall negotiate the replacement of such null, unenforceable, invalid or void provision with another that best represents the original will of the Parties.
14.4    Assignment: This AGREEMENT may not be assigned or transferred, in whole or in part, by any of the Parties, without the express prior written consent of the other Parties. An exception to this impediment is the assignment by the CLIENT to companies of the same economic group, for which PAX and CIS hereby give their consent.
14.5    Defined Terms: The expressions and terms defined in this AGREEMENT in capital letters and/or with their initials in capital letters will have the meaning assigned to them in this AGREEMENT, whether in the singular or in the plural, in the masculine or feminine, as a noun, adjective or verb.

10

EXECUTION VERSION

14.6    Amendments: Any amendments to this AGREEMENT, as well as any possible addenda and extensions thereto, will only be valid if they are introduced by common agreement between the Parties, by means of a written instrument.
14.7    Succession: This AGREEMENT binds the Parties and their successors, in any way.
14.8    Specific Performance: The obligations assumed herein by the Parties are subject to specific performance, and this AGREEMENT serves as an extrajudicial execution instrument pursuant to Article 585, II, of the Code of Civil Procedure. The Parties expressly acknowledge hereby that the simple payment of damages calculated does not constitute sufficient compensation for any contractual breach under this AGREEMENT.
14.9    Waiver: Waiver by any Party in respect of any term, provision or condition of this AGREEMENT will not constitute novation, nor will it prejudice or restrict the rights of such Party, nor will it exempt the other Party from full performance of its obligations provided herein.
14.10    Benefits for the CLIENT’s professionals: PAX and CIS declare themselves aware of the CLIENT’s internal policy, which establishes that:
a)demonstrations of cordiality between the CLIENT’s professionals and its clients, suppliers and partners, such as the exchange of gifts of small value at Christmas, for example, are allowed;
b)in the event of an intention to offer gifts of significant value to the CLIENT’s professionals by clients, suppliers and partners, whether in goods or services (including travel and courses, even for training related to the purpose of the agreement), such intention must be communicated previoulsy to the HR Management, via the e-mail fverdicchio@uolinc.com, who will decide on the appropriateness of accepting (or not) the offer by the professional. Failure to comply with this clause may lead to termination of the AGREEMENT by the CLIENT without any penalty.
14.11    Retroactivity: This AGREEMENT is signed on the date hereof, however, its effects apply retroactively to April 1, 2014, the date on which the Parties already had verbal discussions regarding its purpose.
14.12    Jurisdiction: All disputes arising out of this AGREEMENT will be resolved in the venue of the Judicial District of São Paulo, and the Parties waive any other, however privileged it may be.
In witness whereof, the Parties execute this AGREEMENT in three (3) counterparts of equal form and content, for one sole purpose, before the signatory witnesses.
São Paulo, June 26, 2014

/s/[Illegible]
PAX BR COMERCIO DE EQUIPAMENTOS DE INFORMÁTICA LTDA.
By: GILBERTO RODRIGUES DE NOVAES FILHO Position: CEO

/s/[Illegible]
CIS ELETRÔNICA INDÚSTRIA E COMÉRCIO LTDA.
By: YASUO ISUYAMA Position: General Manager

11

EXECUTION VERSION

/s/[Illegible]	/s/[Illegible]
NET+PHONE TELECOMINIÇÕES LTDA.
By:	By:
Position:	Position:

WITNESSES:

1.	2.
Name:	Name:
Individual Taxpayer’s Registration No. at the	Individual Taxpayer’s Registration No. at the
Minsitry of Finance:	Minsitry of Finance:
Identity Card No.:	Identity Card No.:

12

EXECUTION VERSION

ANNEX I
MAINTENANCE and WARRANTY of Equipment in a Laboratory between PAX and the CLIENT.
1 – WARRANTY
1.1 – The warranty for EQUIPMENT acquired by the CLIENT will be [*****], counting from the delivery thereof, and will cover any and all problems identified in the EQUIPMENT, as a manufacturing defect. No damages caused will be covered as a result of a proven misuse of the EQUIPMENT. In the event of an epidemic, proven manufacturing problem, PAX shall bear the additional Logistics costs, including, but not limited to Field replacement.
2 – SERVICES
2.1 – The Services will be provided by PAX to the CLIENT for the unit value of [*****]
2.2 – Semi-destroyed equipment shall be repaired under the CLIENT’s prior approval of a specific quote.
2.3 – PAX reserves the right not to perform repair services on EQUIPMENT that present indications of having been opened or technical intervention by third parties that compromise the general state of the EQUIPMENT after the laboratory repair.
2.4 – All EQUIPMENT that presents proof of the following will be deemed “Misuse/Semi-destroyed” and, therefore, not covered by the warranty:
•Vandalism;
•Terminal damaged in a fall (Broken case);
•Wet equipment;
•Electrical discharges;
•Events of nature;
•Indications of insects; or
•Equipment that has been violated/Open or Intervention of third parties.
2.5 – The term for assistance to perform the Services will be up to 5 (five) business days, counting from the date of receipt of the EQUIPMENT in the PAX laboratory, for a maximum volume of 3% (three percent) of the installed base and per week.
3 – EQUIPMENT
3.1 – The EQUIPMENT that is the subject of the Services include the follwoing models:
•PINpad D200,
•PINpad D200 BT,
•PINpad D200 BT+WiFi,
•PINpad D200 BT+GPRS,
•PINpad D210 GPRS,
•PINpad D210 WiFi,
•PINpad D180 BT.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

13

EXECUTION VERSION

3.2 – New models may be included in the above list, by means of the entering into an addendum between the Parties.
4– PAYMENT
4.1 – The payment for the MAINTENANCE Services will be made by the CLIENT within [*****] after receipt of the Invoice/Bill, according to the flow defined in the AGREEMENT, in its Clause 10 – Conditions of Prices and Payment.
5– TERM
5.1 – The term of validity of this Annex will be the same as the AGREEMENT, in accordance with the provisions in Clause 11 – Term of Validity and Termination.
[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.

14

EXECUTION VERSION

ANNEX II – ORDER
Purchase order for EQUIPMENT – PINpad Terminals, in accordance with the conditions contained in the Supply Agreement entred into on June 26, 2014, between PAX BR COMÉRCIO DE EQUIPAMENTOS DE INFORMÁTICA LTDA., CIS ELETRÔNICA INDÚSTRIA E COMÉRCIO LTDA. and NET+PHONE TELECOMUNICAÇÕES LTDA.
1 – ORDER FOR EQUIPMENT
1.1. – In compliance with the conditions contained in the Agreement, the CLIENT wishes to acquire new EQUIPMENT and, therefore, with the consent of PAX and CIS, the Parties decide to enter into this Order, which becomes an integral part of the Agreement and is subject to it.
2 – EQUIPMENT

Item	Description/Model of the Quantity EQUIPMENT	Unit Value	Total Value
1
2
3
Total Value of the Order
3 – TERM AND PLACE OF DELIVERY
3.1 – The EQUIPMENT described above will be delivered by PAX to the CLIENT, at the address contained in the table below, on the dates and in the amounts below:

Description/Model of the EQUIPMENT	Quantity	Delivery Date	Delvery Address

Or
The EQUIPMENT described above will be delivered by PAX to the CLIENT as its manufacture is completed, which shall occur during the period from [month] [day], [year], to [month] [day], [year], or by the date of [month] [day], [year], at the address of the Logistics Operator used by the CLIENT, in accordance with the following information:
[Company Name of the Logistics Ooperator]
[Address of the Logistics Operator]
3.2. – The EQUIPMENT will be delivered by PAX to the CLIENT in customized packaging, which must be previously approved by the CLIENT.
3.3. – PAX will be responsible for transporting the EQUIPMENT, which shall be delivered in perfect condition to the CLIENT.

15

EXECUTION VERSION

4– PAYMENT
4.1 – The amount owed by the CLIENT for this Order will be paid in accordance with the rules and conditions contained in the Supply Agreement entered into between the Parties on June 26, 2014.
São Paulo, [month] [day], [year]

PAX BR COMERCIO DE EQUIPAMENTOS DE INFORMÁTICA LTDA.
By: GILBERTO RODRIGUES DE NOVAES FILHO Position: CEO

CIS ELETRÔNICA INDÚSTRIA E COMÉRCIO LTDA.
By: YASUO ISUYAMA Position: General Manager

NET+PHONE TELECOMINIÇÕES LTDA.
By:	By:
Position:	Position:

Witnesses:

1.	1.
Name:	Name:
Individual Taxpayer’s Registration No. at the Minsitry of Finance:	Individual Taxpayer’s Registration No. at the Minsitry of Finance:
Identity Card no.:	Identity Card no.:

16